(d)(1)(ii)

AMENDED SCHEDULE A

with respect to the

AMENDED AND RESTATED INVESTMENT MANAGEMENT AGREEMENT

between

ING MUTUAL FUNDS

and

ING INVESTMENTS, LLC

Series	Annual Investment Management Fee
(as a percentage of average daily net assets)
ING Asia-Pacific Real Estate Fund[1]	1.00% on first $250 million 0.90% on next $250 million 0.80% thereafter

ING Disciplined International SmallCap Fund	0.60%

ING Diversified International Fund	0.00%

ING Emerging Countries Fund	1.25%

ING Emerging Markets Fixed Income Fund	0.65% on the first $250 million of assets 0.60% on the next $250 million of assets 0.55% on assets in excess of $500 million

ING European Real Estate Fund[1]	1.00% on first $250 million 0.90% on next $250 million 0.80% thereafter

ING Global Bond Fund	0.40%

[1]	The initial two-year terms of ING Asia-Pacific Real Estate Fund and ING European Real Estate Fund under this Agreement commenced on October 15, 2007.

Series	Annual Investment Management Fee
(as a percentage of average daily net assets)
ING Global Real Estate Fund	0.80% of the first $250 million of assets 0.775% of the next $250 million of assets 0.70% of assets in excess of $500 million

ING Global Value Choice Fund	0.90% on the first $500 million 0.80% on the next $500 million 0.75% of assets in excess of $1 billion

ING Greater China Fund	1.15% on the first $100 million of assets 1.05% on the next $150 million of assets 0.95% on assets in excess of $250 million
ING Index Plus International Equity Fund	0.55%

ING International Capital Appreciation Fund	0.85% on the first $500 million of assets 0.80% on the next $500 million of assets 0.75% on assets in excess of $1 billion

ING International Equity Dividend Fund	0.75%

ING International Real Estate Fund	1.00% on the first $250 million of assets 0.90% on the next $250 million of assets 0.80% on assets in excess of $500 million

ING International SmallCap Multi-Manager Fund	1.00% of the first $500 million of assets 0.90% of the next $500 million of assets 0.85% of assets in excess of $1 billion

ING International Value Choice Fund	1.00%

1